EXHIBIT A

APPALOOSA PARTNERS INC.

By: /s/ David A. Tepper          12/03/03
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    David A. Tepper              Date


APPALOOSA MANAGEMENT L.P.
By: Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper          12/03/03
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    David A. Tepper, President   Date


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
By: Appaloosa Management L.P., its general partner
By: Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper          12/03/03
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    David A. Tepper, President   Date


PALOMINO FUND LTD.
By: Appaloosa Management L.P., its investment adviser
By: Appaloosa Partners Inc., its general partner

By: /s/ David A. Tepper          12/03/03
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    David A. Tepper, President   Date


/s/ David A. Tepper              12/03/03
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David A. Tepper                  Date